As filed with the Securities and Exchange Commission on November 17, 1998
                                                    Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ---------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                    THE FIRST AMERICAN FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

         California                       6361                     95-1068610
State or Other Jurisdiction of  (Primary Standard Industrial   (I.R.S. Employer
Incorporation of Organization)     Classification Code No.)  Identification No.)

                              114 East Fifth Street
                        Santa Ana, California 92701-4642
                                 (800) 854-3643
                    (Address of Principal Executive Offices)

                                RELS Savings Plan
                            (Full title of the plan)

          Mark R Arnesen, Esq.                               (Copy to)
                Secretary                                Neil W. Rust, Esq.
The First American Financial Corporation                  White & Case LLP
          114 East Fifth Street                        633 West Fifth Street
       Santa Ana, California 92701                 Los Angeles, California 90071
             (714) 558-3211                               (213) 620-7700
(Name, Address, Including Zip Code, and Telephone
Number, Including Area Code, of Agent For Service)


                         CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                               Proposed         Proposed
 Title of Each Class of                 Amount To Be           Maximum          Maximum          Amount of
       Securities                      Registered(1)        Aggregate Price     Aggregate     Registration Fee
   To Be Registered                                           Per Unit(2)       Offering
                                                                                Price (2)

---------------------------------------------------------------------------------------------------------------------
Common shares, $1.00 par value         300,000 shares         $34.813           $10,443,900      2,820
=====================================================================================================================


(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Act"), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Act, based on the average of the high and low prices of the Common shares registered on the New York Stock Exchange as of November 13, 1998.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

          The documents listed below are incorporated by reference in this Registration Statement and all documents subsequently filed by the Registrant and the RELS Savings Plan (the "Plan") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

o The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

o The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1998, June 30, 1998 and September 30, 1998.

o The Registrant's Current Reports on Form 8-K dated January 23, 1998, January 27, 1998, March 18, 1998, March 31, 1998, April 7, 1998, June 26,
     1998 and October 22, 1998.

o The description of the Common shares, $1.00 par value, contained in the Registrant's Registration Statement on Form 8-A, dated November 19, 1993, which registers the shares under Section 12(b) of the Exchange Act.

o The description of Rights to Purchase Series A Junior Participating Preferred Shares, which may be transferred with our Common shares, contained in our Registration Statement on Form 8-A, dated November 7, 1997, which registers the rights under Section 12(b) of the Exchange Act.

Item 6.  Indemnification of Directors and Officers.

         Subject to certain limitations, Section 317 of the California Corporations Code provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent (which term includes officers and directors) of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful.

          The California indemnification statute set forth in Section 317 of the California Corporations Code (noted above) is nonexclusive and allows a corporation to expand the scope of indemnification provided, whether by provisions in its Bylaws or by agreement, to the extent authorized in the corporation's articles.

          The Restated Articles of Incorporation of the Registrant provide that:
"The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law." The effect of this provision is to exculpate directors from any liability to the Registrant, or anyone claiming on the Registrant's behalf, for breaches of the directors' duty of care. However, the provision does not eliminate or limit the liability of a director for actions taken in his capacity as an officer. In addition, the provision applies only to monetary damages and is not intended to impair the rights of parties suing on behalf of the Registrant to seek equitable remedies (such as actions to enjoin or rescind a transaction involving a breach of the directors' duty of care or loyalty).

          The Bylaws of the Registrant provide that, subject to certain qualifications, "(i) The corporation shall indemnify its Officers and Directors to the fullest extent permitted by law, including those circumstances in which indemnification would otherwise be discretionary; (ii) the corporation is required to advance expenses to its Officers and Directors as incurred, including expenses relating to obtaining a determination that such Officers and Directors are entitled to indemnification, provided that they undertake to repay the amount advanced if it is ultimately determined that they are not entitled to indemnification; (iii) an Officer or Director may bring suit against the corporation if a claim for indemnification is not timely paid; (iv) the corporation may not retroactively amend this Section 1 in a way which is adverse to its Officers and Directors; (v) the provisions of subsections (i) through
(iv) above shall apply to all past and present Officers and Directors of the corporation." "Officer" includes the following officers of the Registrant:
Chairman of the Board, President, Vice President, Secretary, Assistant Secretary, Chief Financial Officer, Treasurer, Assistant Treasurer and such other officers as the board shall designate from time to time. "Director" of the Registrant means any person appointed to serve on the Registrant's board of directors either by its shareholders or by the remaining board members.

          Each of the Registrant's 1996 Stock Option Plan and its 1997 Directors' Stock Plan (each individually, the "Plan") provides that, subject to certain conditions, "The Company shall, through the purchase of insurance or otherwise, indemnify each member of the Board (or board of directors of any affiliate), each member of the [Compensation] Committee, and any [other] employees to whom any responsibility with respect to the Plan is allocated or delegated, from and against any and all claims, losses, damages, and expenses, including attorneys' fees, and any liability, including any amounts paid in settlement with the Company's approval, arising from the individual's action or failure to act, except when the same is judicially determined to be attributable to the gross negligence or willful misconduct of such person."

          The Registrant's Deferred Compensation Plan provides that, "To the extent permitted by applicable state law, the Company shall indemnify and save harmless the Committee and each member thereof, the Board of Directors and any delegate of the Committee who is an employee of the Company against any and all expenses, liabilities and claims, including legal fees to defend against such liabilities and claims arising out of their discharge in good faith of responsibilities under or incident to the Plan, other than expenses and liabilities arising out of willful misconduct. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company or provided by the Company under any bylaw, agreement or otherwise, as such indemnities are permitted under state law."

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Item 8.  Exhibits.

4.1. Description of the Registrant's capital stock in Article Sixth of the Restated Articles of Incorporation of The First American Financial Corporation, incorporated by reference to Exhibit 3.1 of the Registrant's Post-Effective Amendment No. 1 to Registration Statement on Form S-4 dated July 28, 1998.

4.2. Rights   Agreement,   incorporated   by  reference  to  Exhibit  4  of  the
     Registrant's Registration Statement on Form 8-A dated November 7, 1997.

4.3  RELS Savings Plan.

5.   Opinion of counsel regarding legality.*

23.1. Consent of independent accountants.

23.2. Consent of counsel (contained in Exhibit 5).

24.  Power of Attorney.


* In lieu of providing an opinion of counsel concerning compliance with the requirements of the Employee Retirement Income Security Act of 1974, as amended, or an Internal Revenue Service determination letter that the RELS Savings Plan (the "Plan") is qualified under Section 401 of the Internal Revenue Code of 1986, as amended, the Registrant undertakes to submit the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

Item 9.  Undertakings.

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

              (iii) To include  any  material  information  with  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California, on November 17, 1998.

                                        THE FIRST AMERICAN FINANCIAL
                                        CORPORATION



                                        By:  /s/  Parker S. Kennedy
                                             -----------------------------------
                                                  Parker S. Kennedy, President
                                                  (Principal Executive Officer)

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          Date: November 17, 1998    By:  /s/  D.P. Kennedy
                                          -----------------------------------
                                               D.P. Kennedy, Chairman and
                                               Director

          Date: November 17, 1998    By:  /s/  Parker S. Kennedy
                                          -----------------------------------
                                               Parker S. Kennedy, President
                                               and Director

          Date: November 17, 1998    By:  /s/  Thomas A. Klemens
                                          -----------------------------------
                                               Thomas A. Klemens, Executive
                                               Vice President, Chief
                                                 Financial Officer
                                               (Principal Financial and
                                                 Accounting Officer)

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          Date: November 17, 1998       By:/s/ George L. Argyros               *
                                           -------------------------------------
                                               George L. Argyros, Director

          Date: November 17, 1998       By:/s/ Gary J. Beban                   *
                                           -------------------------------------
                                               Gary J. Beban, Director

         Date: November 17, 1998       By: /s/ J. David Chatham                *
                                           -------------------------------------
                                               J. David Chatham, Director

         Date: November 17, 1998       By: /s/ William G. Davis                *
                                           -------------------------------------
                                               William G. Davis, Director

         Date: November 17, 1998       By: /s/ James J. Doti                   *
                                           -------------------------------------
                                               James L. Doti, Director

         Date: November 17, 1998       By: /s/ Lewis W. Douglas, Jr.           *
                                           -------------------------------------
                                               Lewis W. Douglas, Jr., Director

         Date: November 17, 1998       By: /s/ Paul B. Fay, Jr.                *
                                           -------------------------------------
                                               Paul B. Fay, Jr., Director

         Date: November 17, 1998       By: /s/ Dale F. Frey                    *
                                           -------------------------------------
                                               Dale F. Frey, Director

         Date: November 17, 1998       By: /s/ Anthony R. Moiso                *
                                           -------------------------------------
                                               Anthony R. Moiso, Director

         Date: November 17, 1998       By: /s/ Frank O'Bryan                   *
                                           -------------------------------------
                                               Frank O'Bryan, Director

         Date: November 17, 1998       By: /s/ Roslyn B. Payne                 *
                                           -------------------------------------
                                               Roslyn B. Payne, Director

         Date: November 17, 1998       By: /s/ D. Van Skilling                 *
                                           -------------------------------------
                                               D. Van Skilling, Director

         Date: November 17, 1998       By: /s/ Virginia Ueberroth              *
                                           -------------------------------------
                                               Virginia Ueberroth, Director

         *By:/s/ Mark R Arnesen
             ------------------------
                 Mark R Arnesen
                 Attorney-in-Fact

          Pursuant to the requirements of the Securities Act of 1933, the Retirement Committee has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Santa Ana, State of California, on November 17, 1998.



                                      RELS SAVINGS PLAN



                                      By: /s/ Thomas Waversich
                                      ----------------------------------------
                                      Name:   Thomas Waversich
                                      Title:  Member of the Retirement Committee

                                  Exhibit Index

Exhibit
Number              Description

4.1. Description of the Registrant's capital stock in Article Sixth of the Restated Articles of Incorporation of The First American Financial Corporation, incorporated by reference to Exhibit 3.1 of the Registrant's Post-Effective Amendment No. 1 to Registration Statement on Form S-4 dated July 28, 1998.

4.2. Rights Agreement, incorporated by reference to Exhibit 4 of the Registrant's Registration Statement on Form 8-A dated November 7, 1997.

4.3       RELS Savings Plan.

5.        Opinion of counsel regarding legality.

23.1.     Consent of independent accountants.

23.2.     Consent of counsel (contained in Exhibit 5).

24.       Power of Attorney.